GLJ	Petroleum Consultants

Principal Officers:

Keith M. Braaten, P. Eng

  President and C.E.O.

Jodi L. Anhorn, P. Eng.

  Executive V.P. & COO

Officers / Vice Presidents:

Terry L. Aarsby, P. Eng.

Caralyn P. Bennett, P. Eng.

Leonard L. Herchen, P. Eng.

Myron J. Hladyshevsky, P. Eng.

Bryan M. Joa, P. Eng.

Mark Jobin, P. Geol.

John E. Keith, P. Eng.

John H. Stilling, P. Eng.

Douglas R. Sutton, P. Eng.

James H. Willmon, P. Eng.

Consent of Independent Petroleum Engineers

Dejour Energy Inc.

598-999 Canada Place

Vancouver, B.C.

V6C 3E1

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Dejour Energy Inc.’s petroleum and natural gas reserves, as of December 31, 2010, in the Registration Statement on Form F-3 of Dejour Energy Inc.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

“Originally Signed by”

Bryan M. Joa, P. Eng.

Vice President

Dated: August 27, 2012

Calgary, Alberta

CANADA

4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 • (403) 266-9500 • Fax (403) 262-1855 • GLJPC.com